Black Hills Corporation™

Improving life with energy

Black Hills Corp. Names Linn Evans President and COO to Advance Growth Strategies

RAPID CITY, S.D. - Dec. 14, 2015 - Black Hills Corp. (NYSE: BKH) today announced the appointment of Linden R. “Linn” Evans, to president and chief operating officer, effective Jan. 1, 2016. Evans has served as president and chief operating officer of utilities for the company since 2004. David R. Emery, who has served as chairman, president and CEO of Black Hills Corp. since 2004, will continue as chairman and CEO.

“Linn has played an instrumental role in the transformation and growth of our organization over the past 12 years,” said Emery. “His expanded leadership will help us execute our aggressive future growth plans and continue our success in providing utility customers the valued service they’ve come to expect from Black Hills.”

In his role as president and chief operating officer of utilities Evans led the company’s electric and natural gas utilities, power generation and coal mining businesses. Evans’ new role will include all of the company’s business segments, including the addition of the oil and gas exploration and production subsidiary and the utility properties of SourceGas, following closing of that transaction in the first half of 2016.

“The successful closing and integration of our pending acquisition of SourceGas is a critical growth objective for Black Hills Corp.,” said Emery. “In addition, our cost of service gas initiative will benefit our customers and shareholders. Successful approval and implementation will require extensive coordination and effort across our electric and natural gas utilities and oil and gas business. Now is the right time to unify these groups under Linn’s leadership.”

Evans joined Black Hills as an attorney in 2001, and held other leadership roles prior to assuming his current role as president and chief operating officer of utilities in 2004. Prior to joining Black Hills, Evans was a mining engineer for several different hard rock mining operations and practiced law, specializing in mining and environmental issues. Evans has a bachelor’s degree in mining engineering from the University of Missouri-Rolla and a Juris Doctorate from Lewis and Clark College.

Black Hills Corporation
Black Hills Corp. (NYSE: BKH) is a growth-oriented, vertically-integrated energy company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, S.D., the company serves 792,000 natural gas and electric utility customers in Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. The company also generates wholesale electricity and produces natural gas, oil and coal. Black Hills Corp.’s more than 2,000 employees form partnerships and produce positive results for our customers, communities and shareholders. More information is available at www.blackhillscorp.com.

Investor Relations
Jerome E. Nichols
605-721-1171
jerome.nichols@blackhillscorp.com

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Caution Regarding Forward-Looking Statement
This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward looking statements, including the expected closing date of the SourceGas transaction and future growth plans and initiatives. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including, without limitation, the risk factors described in Item 1A of Part I of our 2014 Annual Report on Form 10-K, as amended by Form 10-K/A filed on Aug. 7, 2015, Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2015, and other reports that we file with the SEC from time to time.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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